UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2018

T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32191	52-2264646
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Pratt Street, Baltimore, Maryland 21202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (410) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of our stockholders was held on April 26, 2018. The proxy statement and solicitation pertaining to this meeting were previously filed with the Commission on March 16, 2018. Shares eligible to vote were 244,597,454 at the record date of February 23, 2018.

The tabulation of votes for each proposal voted on by stockholders was as follows:

Proposal 1 - Election of Directors

Nominee	For	Against	Abstain	Broker Non-Vote
Mark S. Bartlett	181,934,149	438,141	145,382	33,055,785
Edward C. Bernard	179,240,525	3,120,332	156,815	33,055,785
Mary K. Bush	181,685,628	685,025	147,019	33,055,785
H. Lawrence Culp, Jr.	182,056,371	294,335	166,966	33,055,785
Dr. Freeman A. Hrabowski, III	182,001,767	382,618	133,287	33,055,785
Robert F. MacLellan	179,330,569	2,108,900	1,078,203	33,055,785
Brian C. Rogers	179,248,156	2,101,849	1,167,667	33,055,785
Olympia J. Snowe	181,384,636	967,898	165,138	33,055,785
William J. Stromberg	182,046,941	324,290	146,441	33,055,785
Richard R. Verma	182,126,006	230,425	161,241	33,055,785
Sandra S. Wijnberg	182,152,547	213,942	151,183	33,055,785
Alan D. Wilson	182,066,472	295,545	155,655	33,055,785

Proposal 2 - Advisory Vote on the Compensation Paid to Our Named Executive Officers

For	Against	Abstain	Broker Non-Vote
174,894,237	5,972,216	1,651,219	33,055,785

Proposal 3 - Charter Amendment to Eliminate the Provision That Limits Voting of Share Ownership to 15% of the Outstanding Shares

For	Against	Abstain	Broker Non-Vote
179,735,604	1,944,892	837,176	33,055,785

Proposal 4 - Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2018

For	Against	Abstain	Broker Non-Vote
208,942,924	6,429,785	200,748	—

Item 8.01. Other Events.

On April 25, 2018, the Board of Directors of T. Rowe Price Group, Inc. (the "Company") approved a 10 million share increase in the Company’s authorization to repurchase shares of its common stock. This brings the total repurchase authorization to 21.0 million shares of the Company’s outstanding common stock. Repurchases may be effected from time to time on the open market or in privately negotiated transactions.

A press release announcing the increase in the share repurchase authorization is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated April 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
T. Rowe Price Group, Inc.
By: /s/ David Oestreicher
David Oestreicher
Vice President, Chief Legal Counsel and Corporate Secretary
Date: May 2, 2018